UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar held its Annual Shareholders’ Meeting on May 14, 2013, for the purpose of electing directors and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2013.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	43,734,179	346,148	1,926	1,484,747
Don Phillips	43,982,447	97,879	1,927	1,484,747
Cheryl Francis	44,002,221	77,923	2,109	1,484,747
Steve Kaplan	43,904,695	148,925	28,633	1,484,747
Gail Landis	44,069,923	5,427	6,903	1,484,747
Bill Lyons	43,996,482	78,777	6,994	1,484,747
Jack Noonan	43,926,668	148,591	6,994	1,484,747
Paul Sturm	44,001,682	78,470	2,101	1,484,747
Hugh Zentmyer	44,069,639	5,728	6,886	1,484,747

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2013 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
45,545,468	17,990	3,542

Item 8.01.  Other Events.

On May 14, 2013, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 12.5 cents per share payable July 31, 2013 to shareholders of record as of July 12, 2013.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

On May 14, 2013, Morningstar issued a press release announcing that Gail Landis has been elected to serve on its Board of Directors.  A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 14, 2013 regarding quarterly dividend.
99.2	Press Release dated May 14, 2013 regarding Gail Landis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 15, 2013	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary